UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 7, 2006

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction)	(Commission File Number)	(I.R.S. Employer
Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 7, 2006, Rural Telephone Finance Cooperative ("RTFC"), a consolidated affiliate of National Rural Utilities Cooperative Finance Corporation ("CFC"), reached a settlement of litigation over the alleged failure of Innovative Communication Corporation ("ICC") and Jeffery Prosser, majority shareholder and chairman, to comply with the terms of loan agreements with RTFC. Under the settlement, ICC and Mr. Prosser stipulated to the entry of judgments against them in the District Court for the District of the Virgin Islands. The parties also reached agreement on how the judgments will be satisfied. In addition, as part of the settlement, all counterclaims, affirmative defenses and other lawsuits alleging wrongful acts of the various parties (including RTFC, certain of its officers and CFC) will be dismissed.

Based on its analysis, CFC believes that it is adequately reserved for its exposure to ICC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ STEVEN L. LILLY
Steven L. Lilly
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Dated: June 9, 2006